SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 3, 2004

Date of Report (Date of earliest event reported)

CIENA Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21969	23-2725311
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(410) 865-8500

Not applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 18, 2004, as amended, by and among CIENA Corporation (“CIENA”), Catena Networks, Inc. (“Catena”) and certain officers of Catena, Catena was merged with and into CIENA with CIENA as the surviving corporation (the “Merger”) effective as of May 3, 2004.

     Pursuant to the terms of the Merger Agreement, each outstanding share of Catena common stock and preferred stock was converted into the right to receive the following number of shares of CIENA common stock, $.01 par value per share.

Class/Series of Catena Stock	Exchange Ratio

Common Stock	0.493

Series A Preferred Stock	0.387

Series A-1 Preferred Stock	0.731

Series B and B-1 Preferred Stock	1.328

Series C and C-1 Preferred Stock	2.264

Series D Preferred Stock	0.471

Approximately 67.8 million shares of CIENA common stock were issued to Catena’s stockholders pursuant to the Merger. The offering of the shares of CIENA’s common stock to Catena’s stockholders was registered on Form S-4 on Registration Statement No. 333-113872. Options to purchase shares of Catena common stock were assumed by CIENA and remain outstanding as options to purchase shares of CIENA common stock, with the number of options and the exercise prices converted in accordance with the common stock exchange ratio set forth above. The terms of the Merger were determined through arm’s length negotiations among representatives of the parties.

     In connection with the Merger, CIENA entered into an employment agreement with Gudmundur A. Hjartarson, the President and Chief Executive Officer of Catena.

     Prior to the Merger, Catena was a privately held company and a leader in the broadband access market with more than 6,000 integrated broadband access solutions deployed with Regional Bell Operating Companies (RBOCs), major Independent Operating Companies (IOCs) and Competitive Local Exchange Carriers (CLECs). These solutions provide POTS, DSL and Packet Voice capability on every line and integrate the functions of a Next Generation Digital Loop Carrier (NGDLC), a video-enabled Digital Subscriber Line Access Multiplexer (DSLAM), a fiber multiplexer and a packet-ready (VoIP) media gateway. Additional information about CIENA can be found at http//www.ciena.com.

Item 7. Financial Statements and Exhibits.

               (a) Financial Statements of Business Acquired. CIENA has determined that financial statements are not required to be filed under this Item 7(a) pursuant to Rule 3-05(b) of Regulation S-X promulgated by the Securities and Exchange Commission (the “Commission”).

               (b) Pro Forma Financial Information. CIENA has determined that pro forma financial information is not required to be filed under this Item 7(b) pursuant to Article 11 of Regulation S-X promulgated by the Commission.

               (c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 18, 2004, as amended, by and among CIENA Corporation, Catena Networks, Inc. and certain officers of Catena (incorporated by reference from Annex A to CIENA’s Registration Statement on Form S-4, as amended (333-113872)).

99.1	Press Release issued by CIENA Corporation on May 3, 2004 (incorporated by reference from Exhibit 99.1 of CIENA’s Current Report on Form 8-K, filed with the Commission on May 3, 2004).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION

By: /s/ RUSSELL B. STEVENSON, JR.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and
Date: May 11, 2004	Secretary

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